EXHIBIT 10.63
January 1, 1996

I understand that URT is simultaneously entering into a letter agreement dated January 1, 1996 (the "Intercorporate Agreement") with its subsidiary, Peaches Entertainment Corporation ("PEC"), which provides that URT will make available to PEC, for the balance of the Period of Employment described in my Employment Agreement with URT dated October 1, 1994 (the "Employment Agreement"), my services as PEC's Chairman, President and Chief Executive Officer and that PEC will pay directly to me, as compensation for such services, the amount described in the Intercorporate Agreement.

It is the purpose of this letter agreement to confirm that:

       1. I agree to perform for PEC the services described in the Intercorporate Agreement.

       2. If, and to the extent that and so long as I receive from PEC the compensation described in the Intercorporate Agreement, as it may be increased or decreased from time to time, it shall be credited against the base salary which is payable to me by URT under the Employment Agreement.

       3. URT may rely on this letter agreement in executing the Intercorporate Agreement.

Please sign below to evidence the foregoing.

Sincerely yours,


BY:

/s/                   Allan Wolk
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                      Allan Wolk

AGREED AND APPROVED:

URT INDUSTRIES, INC.

BY:


/s/                   Brian Wolk
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                 Brian Wolk, Vice President